EXHIBIT 99.1

Byline Bancorp Announces Approval of New Stock Repurchase Program

Chicago, IL, December 6, 2023 – Byline Bancorp, Inc. (“Byline” or the “Company”) (NYSE: BY), announced today that its Board of Directors has approved a new stock repurchase program that authorizes the Company to repurchase up to 1.25 million shares of the Company’s outstanding common stock. The shares authorized to be repurchased represent approximately 2.9% of the Company’s currently outstanding common stock. The new program will be effective January 1, 2024 and be in effect until December 31, 2024.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “The new share buyback authorization, which we believe is consistent with our disciplined approach, demonstrates our continued commitment to using this tool as part of our capital management strategy.”

Under the new program, shares may, at the discretion of management, be repurchased from time to time in open market purchases as market conditions warrant or in privately negotiated transactions, including pursuant to a Rule 10b5-1 plan, all as effected to the extent permitted by applicable law, including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to purchase any shares under the program, and the program may be discontinued at any time. The actual timing, number and share price of shares purchased under the repurchase program will be determined by the Company at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions and applicable legal requirements.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. (NYSE: BY) is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $8.9 billion in assets and operates 48 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

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Contacts:

Investors / Media:

Brooks Rennie

Investor Relations Director

Byline Bank

(312) 660-5805

brennie@bylinebank.com